Exhibit 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10‑Q of CMS Energy Corporation (the “Company”) for the quarterly period ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Garrick J. Rochow, as President and Chief Executive Officer of the Company, and Srikanth Maddipati, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Garrick J. Rochow

Name:	Garrick J. Rochow
Title:	President and Chief Executive Officer
Date:	October 27, 2026

/s/ Srikanth Maddipati

Name:	Srikanth Maddipati
Title:	Executive Vice President and Chief Financial Officer
Date:	October 27, 2026